Exhibit 99.1

Answers Corporation Reports Q2 2008 Financial Results

WikiAnswers Revenue Grew 27% Sequentially in Q2

New York, NY, July 29, 2008 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers™, today reported unaudited financial results for its second quarter ended June 30, 2008.

Chairman and CEO Robert S. Rosenschein commented, “Revenues were $3.0 million, and we were pleased to beat the top end of our revenue guidance by $200,000. WikiAnswers continued its exciting growth, accounting for 50% of top-line revenue in Q2.”

“The major event of Q2 was the strategic investment from Redpoint Ventures, a top-tier Silicon Valley venture capital investor, and we welcome Allen Beasley to our board. This investment validates our growth strategy and raises our cash balance to over $10 million. We will be focusing on maximizing traffic and revenue in Q4 and in 2009.”

“We recently took two other important steps. The first was to shelve our direct ad sales efforts and place extra emphasis on building traffic and market share, monetizing that traffic with Google AdSense and other ad networks. This decision enables us to focus on the core competency of growing the WikiAnswers community and database. The second was the non-cash write-off of the Brainboost asset. We’ve made a strategic decision to focus our Q&A efforts on WikiAnswers, which has succeeded beyond our expectations.”

“We are as excited and confident as ever about the company’s short- and long-term prospects to lead the answer space,” said Rosenschein.

Q2 2008 Financial Results

•	Revenues were $3,003 thousand in Q2 2008, an increase of 7% compared to $2,810 thousand reported for the same period in 2007, and a decrease of 1% compared to the $3,031 thousand reported for Q1 2008.

•	WikiAnswers.com revenues were $1,500 thousand in Q2 2008, an increase of 27% compared to $1,185 thousand in Q1 2008.

•	Answers.com revenues were $1,485 thousand in Q2 2008, a decrease of 19% compared to $1,828 thousand in Q1 2008.

•

Adjusted EBITDA in Q2 2008, including a $90 thousand charge resulting from the winding down of our direct ad sales efforts, was negative $670 thousand, $364 thousand more than the negative $306 thousand of Adjusted EBITDA in Q2 2007, and $489 thousand more than the negative Adjusted EBITDA of $181 thousand in Q1 2008.

•

GAAP net loss in Q2 2008, including the write-off of the Brainboost Answers Engine in the amount of $3,138 thousand, was $4,619 thousand, an increase of $3,372 thousand compared to Q2 2007, and an increase of $952 thousand, compared to the GAAP net loss of $3,667 thousand in Q1 2008. GAAP net loss in Q1 2008 included $2,543 thousand of termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering. GAAP net loss per share in Q2 2008 was $0.59, compared to $0.16 in Q2 2007, and $0.47 in Q1 2008.

Business Outlook – Third Quarter and Full Year 2008

The following business outlook is based on the Company’s current information and expectations as of July 29, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

	Third Quarter 2008	Full Year 2008
	(in thousands)	(in thousands)

Revenues	$2,750 - $2,900	$12,250 - $13,000

Adjusted EBITDA
GAAP Operating loss	$(1,150) – $(1,000)	$(4,050) – $(3,300)
Adjustment to GAAP Operating loss:
Stock-based compensation	425	1,850
Depreciation and amortization	250	1,350
	$(475) – $(325)	$(850) – $(100)

Conference Call

A conference call to review the Q-2 2008 financial results will follow this release today at 8:30 AM EDT. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers’ Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial (877) 397-0235 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron’s, Wikipedia and Encyclopædia Britannica. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers’ growing community and dedicated supervisors, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest U.S. growing website in 2007. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit http://ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our Web properties, our inability to increase the number of partners who will generate increased traffic to our Web properties, our failure to improve the monetization of our Web properties, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting our Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-K filed on April 1, 2008. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release.

(Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

John McNamara	Alison Minaglia
Cameron Associates	Technology PR for Answers.com
john@cameronassoc.com	aminaglia@technologypr.com
212.554.5485	203.972.3170 or
917.902.3404

Answers Corporation

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended June 30		Six months ended June 30
	2008	2007	2008	2007
	$	$	$	$

Revenues:
Advertising revenue	2,985	2,728	5,998	5,612
Answers service licensing	18	82	36	159
Subscriptions	—	—	—	425
	3,003	2,810	6,034	6,196

Costs and expenses:
Cost of revenue	1,416	1,320	2,809	2,464
Research and development	929	748	1,804	1,469
Sales and marketing	933	1,072	1,695	2,054
General and administrative	1,198	1,019	2,329	1,945
Write-off of the Brainboost Answer Engine	3,138	—	3,138	—
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	—	—	2,543	—
Total operating expenses	7,614	4,159	14,318	7,932

Operating loss	(4,611)	(1,349)	(8,284)	(1,736)

Interest income, net	18	112	73	212
Other income (expense), net	(11)	4	(49)	(12)

Loss before income taxes	(4,604)	(1,233)	(8,260)	(1,536)

Income tax expense	(15)	(14)	(26)	(14)

Net loss	(4,619)	(1,247)	(8,286)	(1,550)

Basic and diluted net loss per common share	(0.59)	(0.16)	(1.06)	(0.20)

Weighted average shares used in computing basic and diluted net loss per common share	7,859,890	7,853,818	7,859,890	7,840,140

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures

to the nearest comparable GAAP Measures

(in thousands, except for per share data)

	Three months ended
	June 30, 2008	March 31, 2008	June 30, 2007

Adjusted Cost of Revenue
Cost of revenue	$1,416	$1,393	$1,320
Stock-based compensation expense	(42)	(46)	(44)
Depreciation and amortization	(260)	(328)	(326)

	$1,114	$1,019	$950

Adjusted Research and Development
Research and development	$929	$875	$748
Stock-based compensation expense	(96)	(108)	(100)
Depreciation and amortization	(34)	(32)	(31)

	$799	$735	$617

Adjusted Sales and Marketing
Sales and marketing	$933	$762	$1,072
Stock-based compensation expense	(67)	(90)	(242)
Depreciation and amortization	(22)	(19)	(22)

	$844	$653	$808

Adjusted General and Administrative
General and administrative	$1,198	$1,131	$1,019
Stock-based compensation expense	(215)	(257)	(213)
Depreciation and amortization	(67)	(69)	(65)

	$916	$805	$741

Adjusted Operating Expenses
Operating expenses	$7,614	$6,704	$4,159
Stock-based compensation expense	(420)	(501)	(599)
Write-off of the Brainboost Answer Engine	(3,138)	—	—
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	—	(2,543)	—
Depreciation and amortization	(383)	(448)	(444)

	$3,673	$3,212	$3,116

Adjusted EBITDA
Operating Loss	$(4,611)	$(3,667)	$(1,349)
Stock-based compensation expense	420	501	599
Write-off of the Brainboost Answer Engine	3,138	—	—
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	—	2,543	—
Depreciation and amortization	383	448	444

	$(670)	$(181)	$(306)

Adjusted EBITDA Per Share (basic and diluted)
Operating loss per share	$(0.59)	$(0.47)	$(0.17)
Stock-based compensation expense	0.05	0.06	0.06
Write-off of the Brainboost Answer Engine	0.40	—	—
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	—	0.32	—
Depreciation and amortization	0.05	0.06	0.04

	$(0.09)	$(0.03)	$(0.07)

See discussion regarding Adjusted EBITDA in Appendix A of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30	December 31
	2008	2007
	$	$
Assets

Current assets:
Cash and cash equivalents	10,187	6,778
Investment securities	—	700
Accounts receivable	1,199	1,448
Prepaid expenses and other current assets	946	487
Total current assets	12,332	9,413

Long-term deposits (restricted)	285	196

Deposits in respect of employee severance obligations	1,524	1,232

Property and equipment, net of $1,748 and $1,615 accumulated depreciation as of June 30, 2008 and December 31, 2007, respectively	1,224	1,012

Other assets:
Intangible assets, net of $639 and $2,352 accumulated amortization as of June 30, 2008 and December 31, 2007, respectively	1,124	4,766
Goodwill	437	437
Prepaid expenses, long-term, and other assets	189	275
Deferred charges (Lexico acquisition and public offering)	—	1,267
Total other assets	1,750	6,745

Total assets	17,115	18,598

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	461	968
Accrued expenses	795	1,045
Accrued compensation	812	551
Investor option to purchase units of Series B preferred stock and warrants	3,511	—
Capital lease obligation – current portion	76	—
Deferred revenues	4	16
Total current liabilities	5,659	2,580

Long-term liabilities:
Liability in respect of employee severance obligations	1,647	1,233
Capital lease obligation, net of current portion	152	—
Deferred tax liability	20	14
Total long-term liabilities	1,819	1,247

Commitments and contingencies

Series A convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 60,000 shares authorized, 60,000 and 0 issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	55	—

Stockholders’ equity:
Preferred stock: $0.01 par value; 940,000 shares authorized, none issued	—	—
Common stock; $0.001 par value; 30,000,000 shares authorized; 7,859,890 Shares issued and outstanding as of June 30, 2008 and December 31, 2007	8	8
Additional paid-in capital	76,989	73,893
Accumulated other comprehensive loss	(27)	(28)
Accumulated deficit	(67,388)	(59,102)
Total stockholders’ equity	9,582	14,771

Total liabilities and stockholders’ equity	17,115	18,598

Appendix A

Explanation of Non-GAAP Financial Measures

This earning release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Sales and Marketing, Adjusted General and Administrative, and Adjusted Operating Expenses, which are our GAAP expenses adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•

Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization, and the Q2 2008 write-off, of acquired technology from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006 was $2,685 thousand, $1,301 thousand and $62 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•

Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to make period-to-period comparisons of operating performance and to make meaningful comparisons between our performance and the performance of other companies. Investors are cautioned that stock-based compensation is offered to employees as a key incentive to continue their contribution to the operating results of the company in future periods. Adjusted EBITDA also disregards compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense. Such stock-based compensation should be viewed by investors as a non-recurring, one-time event and its exclusion enhances the understanding of our operating results going forward.

•

Depreciation, Interest, Taxes and Exchange Rate Differences. Adjusted EBITDA excludes depreciation, interest, taxes and foreign exchange rate differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•

Terminated Lexico Acquisition and Follow-On Offering. Adjusted EBITDA disregards $2,543,000 costs associated with our terminated acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•	Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•	Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•	Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•	Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•	Adjusted EBITDA does not reflect changes in our cash and investment securities and the results of our investments;

•	Adjusted EBITDA excludes taxes, which is a significant cost of operating a business; and

•	Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.